EXHIBIT 99.1

Jack Menache
Contact:	Investor Relations
Cal Reed, Chairman & CEO	Tel: (510) 449-0100

Peak International Files 10-Q, Reports Third Fiscal Quarter Results

Peak Appeals Nasdaq Staff Determination to Listing Qualifications Panel

Fremont, California, March 28, 2005. Peak International Limited (NASDAQ: PEAKE) today reported that on March 24, 2005 the Company filed its 10-Q for the quarter ended December 31, 2004 reporting its financial results for its third fiscal quarter ended December 31, 2004. The filing had been delayed pending the resolution of certain accounting issues related to the computation and payment of both taxes and social insurance contributions for workers at the Peak’s Shenzhen, Peoples Republic of China, factory operated pursuant to a processing agreement with an unaffiliated third party.

The Company intends to seek relief from a Nasdaq Staff Determination that the Company is not in compliance with the filing requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14) based on the filing of the Form 10-Q on March 24th, and that its securities, therefore, should not be subject to delisting from The Nasdaq National Market. A hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination is scheduled for March 31, 2005. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

Net sales in the third quarter of fiscal 2005 were $16.8 million, down 1% compared to the third quarter of fiscal 2004 and the same compared to the second quarter of fiscal 2005. Net sales for the nine months ended December 31, 2004 were $51.4 million, up 9% compared to $47.3 million recorded for the same period in fiscal 2004. Peak recorded a net loss of approximately $4.2 million for the third quarter of fiscal 2005 and a net profit of $893,000 for the same quarter last year. A net loss of $5.3 million was recorded for the nine months ended December 31, 2004 as compared to a net profit of $0.2 million for the same period last year. Loss per share on a diluted basis was $0.34 for the third quarter of fiscal 2005 as compared to earnings per share of $0.07 for the third quarter of fiscal 2004 and a loss per share of $0.12 for the second quarter of fiscal 2005. Loss per share on a diluted basis was $0.43 for the nine months ended December 31, 2004 whereas the company earned $0.02 per share for the nine months ended December 31, 2003.

The decreases in gross profit and gross margin as a percentage of sales were mainly attributable to continued high raw material costs which have been impacted by high petroleum prices, an increase in inventory reserves associated with approximately $0.9 million of recycled trays that could not be economically utilized and expenses related to errors in the computation and payment of taxes and social insurance contributions for workers at Peak’s factory, which is located in Shenzhen, the PRC and operated pursuant to a processing agreement with an unaffiliated PRC company. An additional $0.3 million, related to labor litigation in the factory in the PRC and recorded as manufacturing costs, also contributed to the decrease in gross margin for the three months ended December 31, 2004. These events also contributed to the decrease of gross profit and gross margin as a percentage of sales in the nine months ended December 31, 2004.

During the quarter ended December 31, 2004, Peak announced its intention to discontinue the production and sale of tubes. The dedicated equipment used in the manufacturing of tubes has been subject to accelerated depreciation and Peak expects that these assets will have a zero book value at the time of disposal. Peak does not currently anticipate any significant inventory charge or severance cost related to the closing of its tube business.

Cal Reed, Peak’s Chairman and CEO said, “The issues that caused the late filing of our 10-Q are behind us. We are hopeful that the Nasdaq stock market will agree that we are now fully compliant with its listing rules and regulations and that we will continue to have our shares listed on the Nasdaq exchange. We have made a significant number of changes in procedures and personnel at our operations in China and are hopeful that these changes will set the foundation for an improved operating environment.”

About Peak International Limited (NASDAQ: PEAK)

Peak International Limited is a leading low cost supplier of precision-engineered transport products for storage, transportation and automated handling of semiconductor devices and other electronic components. Peak employs approximately 2,300 people worldwide, directly and through its operating partner in Shenzhen, the PRC. Peak operates warehouses throughout the world and offers JIT services to leading semiconductor manufacturers and assemblers. Peak is a leading recycler of used plastic matrix trays operating worldwide under its SemiCycle trade name.

Safe Harbor Statement

Except for historical information contained herein, the statements in this press release, including the Company’s intent and ability to appeal the Nasdaq Staff Determination, the Company’s expectations regarding the book value, inventory charges and severance costs relating to the closing of its tube business, are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the Company’s ability to continue to have its securities listed on the Nasdaq Stock Market, the Company’s ability and outcome of changes in its procedures and personnel, and the risks detailed from time to time in the Company’s SEC reports, including its quarterly report on Form 10-Q for the quarter ended December 31, 2004. The company disclaims any intent or obligation to update or revise these forward-looking statements.

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Three Months Ended December 31,
	2004	2003
	(Unaudited)	(Unaudited)
Net Sales	$16,785	$16,998
Cost of Goods Sold	16,858	11,240

Gross (Loss) Profit	(73)	5,758

Selling and Marketing	3,028	3,032
General and Administrative	1,690	1,645
Research and Development Asset Impairment	37	68

(Loss) Income from operations	(4,828)	1,013
Other Income (Expenses) – net	212	(39)
Interest Income	68	39

(Loss) Income Before Income Taxes	(4,548)	1,013
Income Tax Benefit (Expense)	378	(120)

Net (Loss) Income	$(4,170)	$893

(LOSSES) EARNINGS PER SHARE
– Basic	$(0.34)	$0.07
– Diluted	$(0.34)	$0.07

Weighted Average Number of Shares Outstanding
– Basic	12,408,000	12,208,000
– Diluted	12,408,000	12,684,000

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Nine Months Ended December 31,
	2004	2003
	(Unaudited)	(Unaudited)
Net Sales	$51,366	$47,284
Cost of Goods Sold	43,321	33,191

Gross Profit	8,045	14,093

Selling and Marketing	9,212	8,624
General and Administrative	5,064	4,868
Research and Development	122	172

(Loss) Income from operations	(6,353)	429
Other Income (Expenses) – net	48	(35)
Interest Income	145	127

(Loss) Income Before Income Taxes	(6,160)	521
Income Tax Benefit (Expense)	817	(305)

Net (Loss) Income	$(5,343)	$216

(LOSSES) EARNINGS PER SHARE
– Basic	$(0.43)	$0.02
– Diluted	$(0.43)	$0.02

Weighted Average Number of Shares Outstanding
– Basic	12,388,000	12,208,000
– Diluted	12,388,000	12,590,000

Consolidated Balance Sheets

(in thousands of United States Dollars)

	December 31, 2004	March 31, 2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,110	$20,303
Accounts receivable - net of allowance for doubtful accounts of $217 at December 31, 2004 and $237 at March 31, 2004	11,632	12,393
Inventories	12,997	13,547
Other receivables, deposits and prepayments
Income taxes receivable	1,402 23	1,050 —

Total Current Assets	50,164	47,293

Asset to be disposed of by sale	5,230	5,230
Property, plant and equipment – net	27,442	28,246
Land use right	747	761
Deposits for acquisition of property, plant and equipment	178	969
Income taxes receivable	—	5,085
Other deposit	301	301

TOTAL ASSETS	$84,062	$87,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable
- Trade	$6,274	$4,436
- Property, plant and equipment	452	628
Accrued payroll and employee benefits	3,333	1,480
Accrued other expenses	4,999	1,168
Income taxes payable	126	5,858

Total Current Liabilities	15,184	13,570

Deferred Income Taxes	1,182	1,670

Total Liabilities	16,366	15,240

Stockholders’ Equity:
Share capital	124	123
Additional paid-in capital	27,095	26,702
Retained earnings	41,679	47,022
Accumulated other comprehensive loss	(1,202)	(1,202)

Total stockholders’ equity	67,696	72,645

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$84,062	$87,885

Consolidated Statements of Cash Flows

(in thousands of United States Dollars)

	Nine Months Ended December 31,
	2004	2003
	(Unaudited)	(Unaudited)
Operating activities:
Net (loss) income	$(5,343)	$216
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,103	4,668
Deferred income taxes	(488)	190
Loss on disposal/write-off of property, plant and equipment	82	520
Allowance for doubtful accounts	(20)	(60)
Changes in operating assets and liabilities:
Accounts receivable	781	(1,404)
Inventories	550	(109)
Other receivables, deposits and prepayments	(352)	(205)
Income taxes receivable	5,062	(686)
Accounts payable-trade	1,838	288
Accrued payroll, employee benefits and other expenses	5,684	301
Income taxes payable	(5,732)	145

Net cash provided by operating activities	7,165	3,864

Investing activities:
Acquisition of property, plant and equipment	(4,543)	(4,481)
Proceeds on disposal of property, plant and equipment	—	12
Decrease (increase) in deposits for acquisition of property, plant and equipment	791	(44)

Net cash used in investing activities	(3,752)	(4,513)

Financing activities:
Proceeds from issuance of common stock	394	904
Payment for repurchase of common stock	—	(2,416)

Net cash provided by (used in) financing activities	394	(1,512)

Net increase (decrease) in cash and cash equivalents	3,807	(2,161)
Cash and cash equivalents at beginning of period	20,303	25,928
Effects of exchange rate changes on cash and cash equivalents	—	(159)

Cash and cash equivalents at end of period	$24,110	$23,608

Supplemental cash flow information:
Cash paid during the period
Interest	$—	$—
Income taxes	341	693